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                               EXHIBIT A
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                       Agreement of Joint Filing
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The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Act the statement dated February 15 1999, containing the information required by Schedule 13G, for the 3,868,045 Shares of the Common Stock of Advanced Fibre Communications, Inc. held by Tellabs, Inc.

Dated:  February 15, 1999
                          TELLABS, INC.
                          By:  s/Brian Jackman
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                          Title: Executive Vice President and Director
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                          BRIAN JACKMAN
                          By:  s/Brian Jackman
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